Exhibit 10.31

TEMPORARY EXTENSION AGREEMENT

Date: August 29, 2012	Loan No.: 400211400

THIS EXTENSION OF THE PROMISSORY NOTE is made and entered into this 29th day of August, 2012, by and between APH & R PROPERTY HOLDINGS, LLC. (hereinafter referred to as “Borrower”) and METRO CITY BANK, (hereinafter referred to as “Lender”).

WITNESSETH:

WHEREAS, Borrower did execute that certain Note dated April 30, 2012, in favor of Lender in the original principal amount of THREE MILLION FOUR HUNDRED TWENTY FIVE THOUSAND AND 0/100 Dollars ($3,425,000.00). The Note being secured by a certain Deed to Secure Debt of even date therewith; and

WHEREAS, Borrower and Lender desire to modify the Note as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             The borrower and the lender have agreed to extend the term of the Note from September 1, 2012, the original maturity date, to December 1, 2012, the extended maturity date.

2.             Monthly payments as set forth in the Note shall he extended and continue on the 1st day of each month until the maturity date, at which time all outstanding principal and interest shall be due and payable.

3.             All other terms and conditions of the Note shall remain in full force and effect, except as otherwise expressly modified herein.

4.             This extension of the term on the Note shall bind and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

BORROWER:		LENDER:
APH & R PROPERTY HOLDINGS, LLC		METRO CITY BANK

By:	/s/ Chris F. Brogdon	By:	/s/ Alison Kim
	Chris F. Brogdon, Manager		Alison Kim, Lending Officer